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                                                                    EXHIBIT 23.1


                 CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) for the registration of an aggregate of 3,500,000 Ordinary Shares which will be represented by American Depositary Receipts pertaining to the 1996 Supplemental Stock Plan of SmartForce PLC of our reports dated January 18, 2001 with respect to the consolidated financial statements and schedule of SmartForce PLC included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.



/s/ ERNST & YOUNG
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ERNST & YOUNG

Dublin, Ireland



March 30, 2001